SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]


Check the Appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                              ZURN INDUSTRIES, INC.
                (Name Of Registrant As Specified In Its Charter)


     (Name Of Person(s) Filing Proxy Statement If Other Than The Registrant)

Payment of Filing Fee (check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
         Item 22(a)(2) of Schedule 14A
[ ]  $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3)
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials
[ ]  Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously:

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:


                                   (ZURN LOGO)





                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT



                                          June 27, 1996

Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders. We look forward to meeting all who are able to attend.

      Whether or not you plan to attend, please take a few minutes now to complete, sign, and return the enclosed proxy or voting instructions to ensure that your shares will be represented at the meeting. Proxy voting is one of your important rights as a Zurn Shareholder and a vital link between you and your Company.

      If your stock is registered in the name of a bank, broker, or other nominee, you still have the right to vote by sending your voting instruction form to the record holder.

      Thank you for your continuing interest in Zurn Industries.

                                          Very truly yours,

                                          /s/ Robert R. Womack
                                          ROBERT R. WOMACK
                                          Chairman and Chief Executive Officer



Please mail your proxy to:
KeyCorp Shareholder Services, Inc.
Corporate Trust Division
P.O. Box 97112
Cleveland, Ohio, U.S.A. 44197-1123
                                  (ZURN LOGO)


                           NOTICE OF ANNUAL MEETING

TO OUR SHAREHOLDERS:

      The Annual Meeting of Shareholders of Zurn Industries, Inc. will be held at the Pittsburgh Airport Marriott Hotel, Parkway West-Montour Run Exit, 100 Aten Road, Coraopolis, Pennsylvania, on Friday, August 2, 1996, at 9:30 a.m., EDT, for the following purposes:

      1.    To elect two (2) directors for terms of three (3) years each.

      2.    To adopt the 1996 Employee Stock Plan.

      3.    To adopt amendments to the 1995 Directors Stock Option Plan.

      4. To ratify the appointment of Ernst & Young LLP as independent auditors for the current fiscal year.

      5. To consider and act upon such other business as may properly come before the meeting.

      The Board of Directors has fixed the close of business on June 21, 1996, as the record date for the determination of Shareholders entitled to notice of and to vote at this Annual Meeting.

                                          ZURN INDUSTRIES, INC.


                                          DENNIS HAINES
                                          General Counsel and Secretary
                                          Erie, Pennsylvania
                                          June 27, 1996


                    EVERY SHAREHOLDER'S VOTE IS IMPORTANT.
                 PLEASE COMPLETE, SIGN, AND RETURN YOUR PROXY.
                             ZURN INDUSTRIES, INC.
                                ONE ZURN PLACE
                           ERIE, PENNSYLVANIA 16505


                                PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Zurn Industries, Inc. (hereinafter the "Company") of proxies for the Annual Meeting of Shareholders to be held Friday, August 2, 1996. You are requested to sign and return the enclosed proxy card to ensure that your shares are voted. A Shareholder giving this proxy has the power to revoke it at any time before it is exercised by giving notice to the Secretary of the Company. The cost of proxy solicitation will be borne by the Company. Once the Notice of Annual Meeting, this Proxy Statement, and the proxy form have been mailed, employees of the Company may solicit proxies by personal interview, mail, telephone, or telegraph. The Company has retained Morrow & Co., Inc. to aid in the solicitation of certain proxies at an anticipated fee of $5,000 plus out-of-pocket expenses. A copy of the Annual Report for the fiscal year ended March 31, 1996, accompanies this Proxy Statement or has been mailed to Shareholders entitled to vote at this Annual Meeting. This Proxy Statement is first being mailed to Shareholders on or about June 27, 1996.

      On the record date, June 21, 1996, there were outstanding 12,341,309 shares of common stock and 2,074 shares of preferred stock entitled to notice of and to vote at the meeting. Each share of common stock and each share of preferred stock is entitled to one vote and holders of common and preferred stock will vote together as a single class.

                               AGENDA ITEM NO. 1
                             ELECTION OF DIRECTORS

      Two (2) directors are to be elected for a term of three (3) years each. It is intended that the shares represented by the proxies will be voted in favor of nominees proposed by the Board of Directors who are listed in the following paragraphs along with brief statements setting forth their present principal occupations and other information. In the event that any nominee for director shall not be a candidate for election, votes will be cast for such substitute nominee as may be nominated by the Board of Directors. A majority of the votes cast is required to elect a director. Abstentions and broker nonvotes will not be counted as votes cast.

                    Nominees For a Term of Three Years Each

Zoe Baird
      Age 44, Director since August 1993, and member of the Audit Committee and of the Corporate Governance and Nominating Committee. Senior Vice President and General Counsel, Aetna Life and Casualty Company (multiline insurance company). Former Counsellor and Staff Executive, General Electric Company (aerospace, broadcasting, and electrical equipment manufacturer). Director of Southern New England Telecommunications Corporation and The Southern New England Telephone Company.

William E. Butler
      Age 65, Director since November 1992, Chair of the Audit Committee, and member of the Management Development and Compensation Committee and of the Corporate Governance and Nominating Committee. Retired Director, Chairman and Chief Executive Officer, Eaton Corporation (manufacturer of vehicle powertrain components and controls). Director of Bearings Inc., Ferro Corporation, The Goodyear Tire & Rubber Company, and Pitney-Bowes, Inc.

              Directors Whose Terms of Office Continue Until 1997

Michael K. Brown
      Age 58, Director since October 1995, and member of the Corporate Governance and Nominating Committee. Director and Senior Advisor, Brown Brothers Harriman (HK) Ltd. and former Area General Manager, Standard Chartered Bank, Singapore. Also, inter alia, former director, Export Credit Insurance Corporation of Singapore, Hong Kong Government Industry Development Board, and Hong Kong Government Textiles Advisory Board.

Robert D. Neary
      Age 62, Director since June 1995, and member of the Audit Committee and of the Corporate Governance and Nominating Committee. Former Co-Chairman, Ernst & Young LLP (international accounting and consulting firm). Trustee, Armada Funds and Director, Cold Metal Products, Inc.

              Directors Whose Terms of Office Continue Until 1998

Edward J. Campbell
      Age 68, Director since August 1986, Chair of the Executive and Finance Committee, and member of the Management Development and Compensation Committee and of the Corporate Governance and Nominating Committee. Former President, J I Case Co. (farm and construction machinery and equipment) and Newport News Shipbuilding (shipbuilding and repairing). Director of Global Marine, Inc. and Titan Wheel International.

Robert R. Womack
      Age 58, Director since October 1994, and member of the Executive and Finance Committee and of the Corporate Governance and Nominating Committee. Chairman and Chief Executive Officer, Zurn Industries, Inc. Associated with the Company since 1994. Formerly an independent consultant, former Vice Chairman and Chief Executive Officer, IMO Industries, Inc. (controls, pumps and engineered power products) and former Director, President and Chief Operating Officer, Ranco, Inc.

                           Director Who is Retiring

David W. Wallace
      Age 72, Director since August 1986, Chair of the Management Development and Compensation Committee and of the Corporate Governance and Nominating Committee, and member of the Executive and Finance Committee. Director, Chairman and Chief Executive Officer, Lone Star Industries, Inc. (cement and concrete products). Director of Emigrant Savings

      Bank and Northstar Mutual Funds. Former Chairman, National Securities and Research Corporation (mutual fund investment manager) and former Chairman and Chief Executive Officer of Todd Shipyards Corporation, Bangor Punta Corp. and The Putnam Trust Company of Greenwich.

      Mr. Wallace will not stand for re-election in accordance with the Board's retirement policy. He has given generously of his time and has contributed significantly to the Company's progress.

      Upon Mr. Wallace's retirement, the number of directors will be six, and all but one of the directors, Mr. Womack, will be nonmanagement directors.

                     Committees of the Board of Directors

      As part of an ongoing examination of the Company's corporate-governance policies and procedures, the Board recently undertook a review of its Committees and their functions. Effective June 3, 1996, the Board restructured its Committees as follows:

      The Audit Committee considers accounting and auditing matters concerning the Company and makes recommendations to the Board of Directors as the Committee deems appropriate. Its responsibilities also include recommending to the Board the engagement of independent public accountants to audit the financial statements of the Company, reviewing compliance with environmental and other laws, and reviewing the scope, adequacy, and results of the Company's internal audit and control procedures. This Committee consists exclusively of nonmanagement directors.

      The Executive and Finance Committee possesses and may exercise all of the powers of the Board of Directors in the management of the Company's business between meetings of the Board. The Committee also establishes investment policies for the Company's cash and pension funds, reviews and recommends to the Board actions with respect to borrowing and credit agreements and the payment of dividends, and will review charitable contributions.

      The Management Development and Compensation Committee reviews plans for developing successor executive officers and senior operating management. It also approves the adoption of compensation plans and the payments or grants made under the plans. Like the Audit Committee, this Committee consists exclusively of nonmanagement directors.

      The Corporate Governance and Nominating Committee selects and recommends to the Board nominees for election as directors and will consider nominees recommended by Shareholders.(1) In addition, this Committee, on which all of
__________________________________

      (1) Recommendations by Shareholders must be forwarded to the Secretary of the Company at least 90 days prior to the Annual Meeting and should identify the nominee by name and provide pertinent information concerning the nominee's background and experience.


the Board's directors serve, will address Shareholder proposals and formulate policies and procedures pertaining to corporate governance.

      The Public Policy Committee, which initiated the most recent review of Committee structure, has been disbanded based on its own recommendation. The Committee determined, and the Board agreed, that items recently on the Committee's agenda either overlapped with items on the agendas of the other Committees, and could readily be addressed by them, or should be heard by the Board as a whole, in light of their importance.

      The Board also now meets in executive session prior to every regular meeting of the Board as a means of allowing candid interchange of ideas and concerns. These sessions are held in the presence of the Chairman, who is also the Chief Executive Officer, but outside the presence of other management personnel. There is no prescribed list of issues or length for these sessions. This has proven to be a valuable means to the understanding of the formal agenda and facilitates informed action. Nonmanagement directors meet outside the presence of the Chief Executive Officer to discuss the performance of the Chief Executive Officer and other matters as may be deemed appropriate.

      During the prior fiscal year, the Management Development and Compensation Committee and Audit Committee met three times, and the Public Policy Committee, Executive and Finance Committee and Nominating Committee met two times. Eight meetings of the Board of Directors, including three telephonic meetings, were conducted. Each Director attended more than 75% of the meetings of the Board and the committees on which he or she served.



























                       Security Ownership Of Common Stock

      Beneficial ownership of the Common Stock of the Company as of June 10, 1996 (except as stated in the footnotes), by each party known to the directors to own more than 5%, by each director and Named Executive Officer, and by directors and executive officers as a group, was:
                                        Number of Shares
                               Sole Investment    Shared Investment Percent of
Name                         and Voting Power (1) and Voting Power  Class (2)

Owners of More Than 5%:

Fidelity Management &
Research Co. (3)                 1,251,200                             9.7%

First Manhattan Capital
Management (4)                   1,245,525                             9.6

Systematic Financial
Management Incorporated (5)      1,015,350                             7.8

Directors and Named
Executive Officers:
  Zoe Baird                        3,200
  Michael K. Brown                 1,000
  Donald L. Butynski              31,500
  William E. Butler                3,300
  Edward J. Campbell               8,270
  Donald F. Fessler               49,865
  John R. Mellett                  7,250
  Robert D. Neary                  3,000
  Frank E. Sheeder                   326
  David W. Wallace                 9,000                  2,000
  Robert R. Womack                 7,000
  Directors and Executive
  Officers as a group (6)        234,664                 14,860        1.8
_________________________

(1) Includes shares that may be acquired within 60 days after June 10, 1996, upon the exercise of options: Z. Baird - 3,000; W.E. Butler - 3,000; D.L. Butynski - 27,500; E.J. Campbell, 7,000; D.F. Fessler - 46,750; J.R. Mellett - 6,250; R.D. Neary - 2,000; D.W. Wallace - 7,000; all directors and executive officers as a group - 137,650.
(2) No entry means that the named party owns less than 1% of outstanding common stock and shares deemed to be outstanding in accordance with rules of the Securities and Exchange Commission.
(3)  82 Devonshire Street, Boston, MA 92109.  Data as of June 11, 1996.
(4)  437 Madison Avenue, New York, NY 10022.  Data as of June 6, 1996.
(5)  Executive Drive, Fort Lee, NJ 07024.  Data as of March 31, 1996.
(6) Includes 50,448 shares held by an estate in which an Executive Officer, as Executor, has no current beneficial interest.


                           Summary Compensation Table

     The following sets forth the compensation of the Company's Chief Executive Officer and the other four most highly compensated executive officers (the "Named Executive Officers") for the past three fiscal years ended March 31.
The Company's stock option plan is its only long-term compensation plan.

                                                                 Long-Term
                                                                Compensation
                                                                  Number of
                                           Annual                 Securities
                                        Compensation              Underlying
Name and Position       Year    Salary     Bonus      Other     Stock Options

Robert R. Womack (1)    1996   $320,833  $125,000                   25,000
Chairman and Chief      1995    137,500             $74,447 (2)     75,000
Executive Officer

Donald F. Fessler       1996    215,000   100,000                    7,000
Executive Vice          1995    211,250   100,000                   19,000
President               1994    200,000    80,000                   15,000

Donald L. Butynski (3)  1996    237,917                             22,000
Group Vice President

Frank E. Sheeder (3)    1996    162,116    60,000    13,450 (2)     25,000
Group Vice President

John R. Mellett (3)     1996    166,667    60,000    32,102 (2)     25,000
Senior Vice President-
Chief Financial Officer
_________________________________

(1) R.R. Womack was appointed Chief Executive Officer effective October 17, 1994, and was elected Chairman effective April 1, 1995.

(2)  Income taxes arising from the reimbursement of relocation expenses.

(3) D.L. Butynski, F.E. Sheeder, and J.R. Mellett were appointed effective May 1, 1995, August 14, 1995, and July 1, 1995, respectively.


The Named Executive Officers and one other executive officer have entered into agreements with the Company which become effective only in the event of a change in control of the Company as defined in the agreements. The agreements provide, in general, that if employment is terminated following a change in control, the Company shall pay a severance payment equal to three times current annual salary and average incentive compensation paid in the last three years of employment.





                               Stock Option Grants

      The Company's stock option plan provides for the granting of options to officers and key employees to purchase common stock at its market value on the grant date. The following sets forth the grants of stock options to the Named Executive Officers in the year ended March 31, 1996. As granted, the options have a ten-year term and, except for those granted to D.F. Fessler, they become exercisable in 25% increments over the first four years following the grant. The options granted D.F. Fessler become exercisable upon retirement. The potential realizable values are based on appreciation rates prescribed by the Securities and Exchange Commission and are not intended to forecast the possible future appreciation of the Company's shares to the approximately $33 to $40 per share at 5% and $52 to $63 per share at 10% implicit in the amounts shown in the table at the end of the ten-year option periods.

                                                           Potential Realizable
                    Individual Grants                         Value at Assumed
            Number of    Percent                               Annual Rates of
            Securities   of Total    Exercise                   Stock Price
            Underlying   Options     Price                    Appreciation for
            Options      Granted to  Per        Expiration       Option Term
Name        Granted      Employees   Share         Date         5%        10%
R.R. Womack    25,000      11.9%     $24.375    12/04/2005   $383,233  $917,187
D.F. Fessler    7,000       3.3       20.75      6/30/2001     51,388   117,230
D.L. Butynski  22,000      10.5       20.75      4/16/2005    287,090   727,543
F.E. Sheeder   25,000      11.9       20.75      8/13/2005    326,239   826,754
J.R. Mellett   25,000      11.9       20.00      6/30/2005    314,447   796,871

            Stock Option Exercises And Fiscal Year End Option Values

      The following sets forth Named Executive Officers' stock options outstanding at March 31, 1996. No shares were acquired on the exercise of stock options during Fiscal 1996.

                                             Number
                                          of Securities             Value
                                           Underlying          of Unexercised
                                           Unexercised          In-The-Money
                  Shares                     Options               Options
                 Acquired                at March 31, 1996    at March 31, 1996
                   on         Value      Exer-      Unexer-   Exer-     Unexer-
Name             Exercise    Realized    cisable    cisable   cisable   cisable
R.R. Womack        None        None        None     100,000     None   $140,625
D.F. Fessler       None        None      36,250      44,500     None       None
D.L. Butynski      None        None      19,750      49,250     None       None
F.E. Sheeder       None        None        None      25,000     None       None
J.R. Mellett       None        None        None      25,000     None     12,500





                                  Pension Plans

      The Company's Retirement Plan for the group in which the Company's executive officers participate provides monthly pensions for each year of credited service at normal retirement age of 65 (62 for employees joining the plan prior to January 1987) at the rate of .95% (1.25% before 1987 and .65% before 1967) of a participant's average base salary during the five highest calendar years of earnings within the last ten calendar years of credited service. From 1987 through 1990, the rate of 1.4% of a participant's average monthly base salary that was over a covered compensation limit applied to those employees who elected to make contributions to the plan. The Company's Supplemental Pension Plan provides for the payment of any pension benefits that would be paid by the Retirement Plan if not for federal laws precluding the payment of qualified plan benefits attributable to deferred compensation and compensation exceeding $150,000 per year.

      Mr. Womack, Mr. Fessler and one other executive officer are participants in the Supplemental Executive Retirement Plan (SERP). This is a noncontributory plan that provides, at normal retirement age of 62, for monthly pensions equal to 1.8% (2% before 1991) of the participant's average base salary and incentive compensation during the five highest calendar years of earnings within the last ten calendar years of employment for each year of employment by the Company, up to a maximum of 25 years. Pension benefits under the plan are either straight-life or 50% joint and survivor (if married) annuities and are subject to reduction for (1) benefits that would be payable under the Company's Retirement Plan assuming participation in that plan from the first date of eligibility and (2) the employer-provided portion of any benefit to which a participant is entitled under any qualified pension plan maintained by any previous employer of the participant. By contract with the Company, Mr. Womack's SERP benefits vest if he is employed as Chief Executive Officer through October 17, 1998, and begin on the later of his attaining 65 and retirement. The applicable rate is 2.25% of the last three years of compensation for each year of his service as Chief Executive Officer.

      The following table sets forth, at the normal retirement age, the estimated total amount of the annual straight-life annuity retirement benefits, which are not subject to reduction for Social Security benefits, under: (1) the Retirement Plan and Supplemental Pension Plan combined, assuming the .95% benefit rate applies to all years of service; and (2) the Supplemental Executive Retirement Plan, assuming the 2% benefit rate applies to all years of service and without regard to any offsets. The compensation covered by the plans is the average salary and bonuses, as applicable, included in the Summary Compensation Table.
                  Combined Retirement                Supplemental Executive
                and Supplemental Plans                  Retirement Plan
                      Benefits                             Benefits
                  Years of Service                     Years of Service
Remuneration   10         20        25               10        20        25
$200,000    $19,000   $ 38,000  $ 47,500         $ 40,000  $ 80,000  $100,000
 400,000     38,000     76,000    95,000           80,000   160,000   200,000
 600,000     57,000    114,000   142,500          120,000   240,000   300,000
 800,000     76,000    152,000   190,000          160,000   320,000   400,000

Name           Years of Credited Service            Years of Credited Service
R.R. Womack               1.42                                 1.42
D.F. Fessler             40.42                                25.00
D.L. Butynski             9.25                           Not applicable
F.E. Sheeder               .67                           Not applicable
J.R. Mellett               .83                           Not applicable

                             Director's Compensation

      Nonemployee members of the Board of Directors currently receive an annual fee of $21,000 and a fee of $700 for each meeting. Under the Company's Deferred Compensation Plan for Nonemployee Directors, directors may elect to defer all or any part of their remuneration for such period as they elect. Amounts deferred earn interest at the prime rate.

      As discussed below, under Agenda Item No. 3, the Board proposes to amend the 1995 Directors Stock Option Plan (the "Directors Stock Plan") to provide for the annual issuance of 500 shares of restricted Common Stock of the Company. Subject to Shareholder approval of the proposed amendments to the Directors Stock Plan, the Board has elected to terminate the Company's Retirement Plan for Outside Directors (the "Director Retirement Plan"). Under the Director Retirement Plan, which was adopted in 1986, an outside director who meets plan service requirements (five years of service or total disability, whichever comes first) is granted an annual pension, commencing at retirement after age 65. The pension amount is 50% of the annual director retainer fee in effect at the date of retirement and is payable for the number of years of service, subject to cessation in the event of the director's death. Upon termination of the Director Retirement Plan, outside directors who have not yet met the service requirements (all directors except Mr. Campbell) would receive the net present value of accrued benefits in the form of restricted Common Stock of the Company. Mr. Campbell, who has served on the Company's Board of Directors since 1986 and whose benefits have thus vested, would retain benefits that have accrued to date, with a freeze on any further accumulation of years of service. Mr. Wallace, who is retiring, and all directors who have previously retired, would not be affected by the termination of the Director Retirement Plan. If the proposed amendments to the Directors Stock Plan are not approved by Shareholders, the Director Retirement Plan will continue in effect.

      The present value of unvested accrued benefits as of August 2, 1996, under the Director Retirement Plan of the directors who will receive Common Stock of the Company having the same restrictions as set forth in the amendments to the Directors Stock Plan and the number of shares they will receive if the amendments are approved by Shareholders are:
                                  Present Value
                                   of Unvested
        Director                 Accrued Benefit           Number of Shares*
        Z. Baird                    $  4,038                      193
        M.K. Brown                     3,079                      147
        W.E. Butler                   21,357                    1,023
        R.D. Neary                     5,784                      277
        Total                        $34,258                    1,640
        _____________________
        *Based on the June 10, 1996, price of the common stock of $20.875.
                           Related-Party Transactions

      Mr. Brown is a director and senior advisor of Brown Brothers Harriman
(HK) Ltd., a wholly-owned subsidiary of Brown Brothers Harriman & Co., which participates in a revolving line of credit with other lending institutions on which the Company is entitled to draw. The maximum participation of Brown Brothers Harriman & Co. is $5 million. Brown Brothers Harriman & Co. also performed certain incidental services for the Company in the last fiscal year by way of cash management and other similar services and may perform like services in the current fiscal year. The fees paid on account of these services in the last fiscal year or expected to be paid in the current fiscal year are substantially less than five percent of Brown Brothers Harriman & Co.'s consolidated gross revenue for the last fiscal year.

            Management Development and Compensation Committee Report

     The Management Development and Compensation Committee (the "Committee") is comprised entirely of nonemployee independent members of the Board of Directors. The Committee reviews the plans for developing successor executive officers and senior operating management. It also approves the adoption of compensation plans and the payments or grants made under the plans. This report describes the Company's compensation philosophy and programs and, for Fiscal 1996, the bases on which the Named Executive Officers' compensation were determined by the Committee.

     The Company's success is largely dependent on the employees and their performance. High performance levels are encouraged by providing challenging careers, stimulating work environments, career development, and competitive compensation. The compensation programs are designed to attract and retain qualified individuals and are intended to link total compensation to financial results and enhanced Shareholder value. The Committee takes into consideration the Company's performance over a number of years, as well as expectations for the future, when determining the total amount and form of compensation for any one year rather than using formula-based criteria to measure executive officers' performance in a single year.

     Executive compensation has three components: (1) base salary; (2) annual incentive compensation generally based on the Company's earnings; and (3) stock options which create ownership opportunity and compensation aligned with Shareholders' interests. The Committee periodically reviews these programs to ensure that they are competitive and meet the Committee's philosophy which emphasizes performance-related compensation over base salary. The Committee's policy is to position the value of salary, annual incentives, and stock option grants at the median of similarly-sized industrial companies. This peer group consists of companies participating in published pay surveys and, therefore, is broader than the group of companies in the Dow Jones Heavy Construction Index used in the Company's performance graph. The Company designs and administers its compensation program to retain tax deductibility pursuant to section 162
(m) of the Internal Revenue Code.

     Base salary is governed by a salary administration plan having position levels with pay ranges based on job evaluations by an employee benefits

consulting firm and numerous compensation surveys by nationally recognized firms. Within the salary structure, executive officers are paid based on individual capabilities and contributions. These assessments, within the framework of total compensation, are made by the Committee with respect to the Chief Executive Officer, and his recommendations for the other executive officers are evaluated and approved by the Committee.

     The Committee administers the Company's Incentive Compensation Plan. This Plan provides that an amount equal to 4% of earnings before income taxes in excess of a 10% return on the Company's net worth, plus 4% of earnings before income taxes in excess of a 20% return on the Company's net worth, is available to the Committee to make incentive compensation payments. The distributable amount may be modified by the Committee in circumstances it views as appropriate (e.g., when the Company incurs an unusual gain or loss). Using both financial and nonfinancial criteria to measure performance, the Committee determines the amount to be awarded to the Chief Executive Officer and, based on his recommendations and their evaluation, to each other executive officer. In Fiscal 1996, the Company as a whole and certain of its businesses exceeded criteria for incentive awards as previously established by the Committee. The Chief Executive Officer's incentive compensation was based upon his sustained leadership in improving Company performance and restructuring the organization to position it for future growth. Officers and managers of qualifying businesses were granted incentive awards in proportion to performance and pre-defined nonbudgetary objectives. In the case of Mr. Sheeder and Mr. Mellett, the awards were adjusted downward to reflect their having less than a full fiscal year's service.

     On April 22, 1996, the Board adopted an Executive Incentive Plan to replace the aforementioned Incentive Compensation Plan. Beginning with Fiscal 1997, the Chief Executive Officer and each executive selected by the Committee will have the opportunity to earn incentive compensation equal to a pre-defined target percentage of his salary based upon the achievement of specific pretax profit targets and other performance goals. Actual payouts may range from zero to 200 percent of the target percentage of salary.

     The Company's 1991 Employee Stock Option Plan allows the Committee to provide to executive officers and other key employees incentive rewards for their efforts if the value of the Company's common stock appreciates. Option awards generally are made annually based on total compensation considerations, including previous awards, and the Committee's assessment of the individual's ability to enhance Shareholder value. In Fiscal 1996, Mr. Womack was granted 25,000 shares. The Board is recommending that Shareholders approve the adoption of a new stock incentive plan to replace the 1991 Stock Option Plan which expires in 1996. This will enable the Committee to continue to make stock option and other long-term incentive awards.

     The Company's compensation plans allow executive officers and certain others to defer until retirement 10% or more of salary and 25% to 100% of incentive compensation awards. Amounts deferred earn interest at the prime rate, or 25% or more of deferred incentive compensation may be accounted for as if it were invested in shares of the Company's Common Stock.


     In 1996, the Company adopted guidelines for stock ownership levels by directors and management. Compliance with the voluntary guidelines is actively encouraged by the Board.

                                       MANAGEMENT DEVELOPMENT AND
                                       COMPENSATION COMMITTEE

                                       David W. Wallace, Chairman
                                       William E. Butler
                                       Edward J. Campbell

                                Performance Graph

     The graph below compares the change in the value of the Company's common stock to the S&P 500 Composite Stock Price Index and the Dow Jones Heavy Construction Industry Group Index, a published industry index. Each of the cumulative total returns presented assume a $100 investment on March 31, 1991, and reinvestment of dividends.







                                     (GRAPH)





                                         Fiscal Year Ended March 31
                             1991     1992     1993     1994     1995     1996
Zurn Industries, Inc.      $100.00  $ 98.45  $103.53  $ 67.60  $ 55.35  $ 62.90
S&P 500 Composite           100.00   111.04   127.95   129.84   150.05   198.22
Dow Jones Heavy
  Construction              100.00    82.43    87.55   109.44    94.85   127.05
















                                AGENDA ITEM NO. 2
                  PROPOSAL TO APPROVE 1996 EMPLOYEE STOCK PLAN


      The Board of Directors of the Company has adopted the 1996 Employee Stock Plan, as approved and recommended by the Management Development and Compensation Committee of the Board, subject to Shareholder approval.

      The complete text of the Plan appears as Exhibit A of this Proxy
Statement.

                                     Purpose

      The purpose of the Plan is to: promote the long-term interests of the Company by providing incentive compensation to executives and other key employees who contribute to the growth and success of the Company and its subsidiaries; attract and retain individuals of outstanding ability; and further align the interests of executives and key employees with the interests of the Company's Shareholders.

                                      Term

      If approved by Shareholders, the Plan will become effective August 5, 1996, and will terminate three (3) years thereafter. No awards may be granted after termination; however, awards outstanding on that date may be exercised and/or paid in accordance with their terms.

                                 Administration

      The Plan will be administered by a Committee of three or more members of the Board of Directors (the "Committee"). Each member of the Committee is required to be a "disinterested person" within the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, as well as an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Board's Management Development and Compensation Committee will serve as the Committee. Subject to the terms of the Plan, the Committee will have the exclusive authority to interpret, administer, and make determinations under the Plan, including the exclusive authority to select participants and make awards. The Committee also has the authority to establish rules and regulations for purposes of administering the Plan.

                                 Participation

      Participation in the Plan is limited to employees selected by the Committee whose performance will benefit the future success of the Company. The granting of awards under the Plan is at the discretion of the Committee. Therefore, it is not possible to indicate which employees may receive awards under the Plan in the future or the amount of the awards. Currently, approximately 50 employees are eligible to be selected by the Committee to receive awards.



                                 Types of Awards

      Awards under the Plan may be in the form of any of the following: (1) Nonqualified Stock Options and Incentive Stock Options; (2) Stock Equivalent Units; (3) Performance Units; and (4) Annual Incentive Stock Awards.

                Shares Available for Awards and Closing Quotation

      The maximum number of shares of Company common stock which may be issued for all purposes under the Plan is 500,000. Shares of common stock with respect to the unexercised or undistributed portion of any terminated or forfeited award, and shares of common stock tendered in payment of the purchase price of common stock subject to option, may be reissued under the Plan.

On June 10, 1996, the closing price of the Company's common stock as reported on the New York Stock Exchange Composite Tape was $20.875.

                                  Stock Options

      The Plan provides that the option price pursuant to which common stock may be purchased will be not less than 100% of the fair market value of the Company's common stock on the date the stock option is awarded. The term of each option, which may not exceed ten (10) years, will be fixed by the Committee and evidenced in an agreement. Payment of the option price may be made in any combination of cash, check, delivery of shares of common stock which have been owned for more than six months having a fair market value on the exercise date equal to the option price, or such other method as may be permitted by the Committee. While the Plan provides for both Nonqualified Stock Options and Incentive Stock Options, the Committee does not currently intend to grant Incentive Stock Options absent changes in the income tax law reducing the capital gains tax rate or otherwise widening the spread between ordinary income and capital gains tax rates (see "Federal Income Tax Consequences" below). The Committee reserves the right to grant Incentive Stock Options even absent such a change in federal income tax law.

                             Stock Equivalent Units

      A Stock Equivalent Unit is an award unit having a value equivalent to, and that fluctuates with, the fair market value of one share of common stock. The Committee may make awards of Stock Equivalent Units on such terms and conditions and with such restrictions as it determines, which may include, but are not limited to, achievement of specific business objectives and other measurements of individual, business unit, Company or subsidiary performance including, but not limited to, earnings per share, after-tax net income, total shareholder return, cash flow, return on shareholders' equity and cumulative return on net assets. Such terms and conditions may include the manner in which such Stock Equivalent Units are held and the circumstances under which such units will be forfeited. The Committee may provide for the automatic award of additional Stock Equivalent Units at such times as any dividends are paid by the Company on shares of common stock. To the extent that the Committee deems it advisable to ensure that payments are deductible for tax purposes, the Committee intends to establish performance goals associated with grants of

Stock Equivalent Units to participants who may be "covered employees" as such term is defined in Section 162(m) of the Code, which performance goals are intended to qualify under that section with regard to preserving the Company's tax deduction for certain compensation paid in excess of $1 million (discussed below under the heading "Federal Income Tax Consequences"). No more than 15,000 Stock Equivalent Units may be granted to any participant in any twelve-month period.

                                Performance Units

      The Committee may make awards of Performance Units which are based on the attainment over a specified period of specific business objectives and other means of measuring individual, business unit, Company, or subsidiary performance, as it may determine, including, but not limited to, earnings per share, net after-tax income, total shareholder return, cash flow, return on shareholders' equity and cumulative return on net assets. To the extent that it deems advisable to ensure that payments are deductible for tax purposes, the Committee intends to establish performance goals associated with grants of Performance Units to participants who may be "covered employees" as such term is defined in Section 162(m) of the Code, which performance goals are intended to qualify under such section with regard to preserving the Company's tax deduction for certain compensation paid in excess of $1 million (as discussed below under the heading "Federal Income Tax Consequences"). The maximum amount that may be paid to any participant in any twelve-month period with respect to an award of Performance Units shall be $300,000.

                          Annual Incentive Stock Awards

      The Committee also may grant common stock under the Plan to executives who are subject to Section 16 of the Securities and Exchange Act of 1934, as amended, in lieu of cash grants under the Company's Annual Incentive Plan.

                              Settlement of Awards

      At the Committee's discretion, awards may be settled in cash, shares of common stock, or a combinations thereof. The Committee may determine the manner in which federal, state or local tax withholding obligations of the Company will be satisfied including, but not limited to, the reduction in the amount of stock or cash to be delivered or paid to the participant or reimbursement by the participant in cash.

                     $1 Million Limitation on Deductibility

      The Committee may establish performance goals for awards of Stock Equivalent Units and Performance Units which are intended to qualify such awards as "performance-based compensation," as defined in Section 162(m) of the Code, in order to preserve tax deductions by the Company with respect to any such compensation in excess of $1 million paid to "covered employees," i.e., the Company's Chief Executive Officer and the four highest compensated other executive officers of the Company who are officers on the last day of the year in question.



The material terms of the applicable performance goals are set forth above. To qualify options as "performance-based compensation" for federal income tax purposes, the Plan limits the total number of shares of common stock subject to options awarded to any one participant as set forth above. Awards of common stock to covered employees in settlement of awards under the Company's Annual Incentive Plan will not qualify as "performance-based compensation" and will be subject to the limitation on deductibility under Section 162(m) of the Code.

                         Federal Income Tax Consequences

      The description of the federal income tax consequences set forth below is necessarily general in nature, and is subject to the above discussion regarding the $1 million limitation on deductibility. Tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax law.

Incentive Stock Options (ISO). With respect to ISOs, generally, the participant will recognize no taxable gain or loss when the ISO is granted or exercised, and upon exercise, the difference between the fair market value and the exercise price will be an item of tax preference for purposes of the participant's alternative minimum tax. If the shares acquired upon the exercise of an ISO are held for at least one year after exercise and two years after grant (the "Holding Periods"), the participant will recognize any gain or loss realized sale of the shares as long-term capital gain or loss. The Company will not be entitled to a tax deduction. If the shares are not held for the Holding Periods, the participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of common stock on the date the option is exercised. The Company will be entitled to a tax deduction equal to the amount of any ordinary income so recognized. If the shares are not held for the Holding Periods and the amount realized upon sale is less than the grant price, such difference will be a capital loss to the participant.

Nonqualified Stock Options. With respect to Nonqualified Stock Options, the participant will recognize no taxable income at the time of grant. Upon exercise of a Nonqualified Stock Option, the participant will recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The participant will recognize as a capital gain or loss any profit or loss realized on the sale or exchange of any share disposed of or sold. The Company will be entitled to deduct an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise.

Stock Swaps. If previously owned shares are used to exercise Nonqualified Stock Options, no additional income results unless other property, including money, is received by the participant in the exchange. Assuming no gain or loss is recognized, the participant's tax basis and holding period of the previously owned shares will be carried over to the equivalent number of shares received on exercise. Any additional shares received upon exercise will result in the participant recognizing taxable compensation equal to the fair market value of the shares on the date of exercise. The tax basis of the additional shares will be equal, in the aggregate, to the taxable compensation recognized by the

participant plus any cash paid. The holding period will begin on the day after the tax basis of the shares is determined. However, if the previously owned shares had been acquired on the exercise of an Incentive Stock Option and the holding period requirement for those shares was not satisfied at the time they were used to exercise a Nonqualified Stock Option, such use would constitute a disposition of such previously owned shares resulting in the recognition of ordinary income as described above.

Stock Equivalent Units. A participant granted Stock Equivalent Units recognizes income in the amount of the award of those units when they vest and are no longer subject to forfeiture and he is entitled to receive the value of the award. The Company receives a deduction for the same amount in the year that income is recognized by the participant.

Performance Units. A participant granted Performance Units recognizes income in the amount of the award of those units when they vest and are no longer subject to forfeiture and he is entitled to receive the value of the award. The Company receives a deduction for the same amount in the year that income is recognized by the participant.

Annual Incentive Stock. A participant who receives shares of common stock in settlement of an award under the Company's Annual Incentive Plan includes the fair market value of such shares in income when restrictions, if any, lapse. The Company generally will be entitled to a deduction in the amount of the ordinary income recognized by the participant for the Company's taxable year in which the participant recognizes such income.

                                Other Provisions

      In the event of a "Change of Control", as defined in the Plan, in addition to any action required or authorized by the terms of an award agreement, the Committee may in its sole discretion accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding award, offer to purchase any outstanding award from the holder for its equivalent cash value, or make adjustments or modifications to outstanding awards to maintain and protect the rights and interests of participants. Except as otherwise determined by the Committee, no award shall be transferable by a participant other than by will or laws of descent and distribution. The Plan also provides for adjustments upon certain changes in the stock, and for tax withholdings. The Board of Directors at any time may amend or terminate the Plan provided that no such action may impair the rights of a participant without the participant's consent. Furthermore, the Board intends that no amendment shall, without Shareholder approval, effectuate a change for which Shareholder approval is required for the Plan to continue under Rule 16b-3 under the Securities and Exchange Act of 1934.

                                   Plan Awards

      No awards have been granted under the Plan and the amounts of any awards that may be payable to participants in future years cannot currently be determined. If the Plan had been in effect as of April 1, 1995, and if 30% of the incentive compensation awards under the Company's Incentive Compensation


Plan for fiscal 1996 had been settled in common stock under the Plan, payments to Named Executive Officers, all executive officers as a group, and all employees other than executive officers would have been made as follows:

        Participant          Number of Shares        Dollar Amount*
        R.R. Womack                1,796              $ 37,491
        D.F. Fessler               1,437                29,997
        D.L. Butynski               None                 None
        F.E. Sheeder                 862                17,994
        J.R. Mellett                 862                17,994
        All Executive
        Officers as a group        5,990               125,041
        All employees other than
        Executive Officers        19,167               400,111
        _____________________
        *Based on the June 10, 1996, price of the common stock of $20.875.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE 1996 EMPLOYEE STOCK PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS OTHERWISE SPECIFIED. A MAJORITY OF THE VOTES CAST IS REQUIRED FOR ADOPTION OF THE PLAN. ABSTENTIONS AND BROKER NONVOTES WILL NOT BE COUNTED AS VOTES CAST.

                                AGENDA ITEM NO. 3
             PROPOSAL TO AMEND THE 1995 DIRECTORS STOCK OPTION PLAN

      The Board of Directors of the Company has approved amendments to the Directors Stock Plan, as approved and recommended by the Management Development and Compensation Committee of the Board, subject to Shareholder approval. Subject to Shareholder approval of such amendments, the Board has amended and partially terminated the 1986 Retirement Plan for Outside Directors (see "Directors' Compensation," above).

      The complete text of the amendments appears as Exhibit B of this Proxy Statement.

                                     Purpose

      The purpose of the amendments is to promote the interests of the Company by providing restricted stock awards to directors, and thereby attract and retain individuals to serve as directors and further align the interests of directors with the interests of the Company's Shareholders.

                             Restricted Stock Awards

      On the first business day after the Annual Meeting at which this amendment is approved by Shareholders and on the first business day after each subsequent Annual Meeting of Shareholders, an award of 500 shares of common stock shall be automatically awarded to each individual who is a nonemployee member of the Company's Board of Directors. These awards would be in addition to the annual grant of options on 2,000 shares of common stock as provided in the Directors Stock Plan, but would be made without further authorization of

shares, using shares authorized by the approval of the Directors Stock Plan last year.

      The common stock shall be subject to the restrictions of the Plan for a period (the "Restricted Period") of five years or, if earlier, until the first to occur of the events set forth below; provided, however the restrictions shall remain in effect for not less than six months from the date of the award.

      (a) the director attains age 65 and completes five years of service as a director, including service prior to the date of the award;

      (b) the director's service on the Board terminates as a result of not being nominated for re-election by the Board, but not as a result of the director's declining to serve again;

      (c) the director's service on the Board terminates because the director, although nominated for re-election by the Board, is not re-elected;

      (d)   the director is unable to serve because of disability;

      (e)   the director dies; or

      (f)   a "Change in Control" as defined in the Plan.

      If the date a director's service on the Board terminates is before the end of the Restricted Period with respect to an award of shares of common stock, the director shall forfeit and return to the Company all such common stock.

      The common stock shall be subject to the following restrictions, among others, during the Restricted Period:

      (a) The common stock shall be subject to forfeiture to the Company as provided in the Plan and described above.

      (b) The common stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and neither the right to receive common stock nor any interest under the Plan may be assigned by a director.

                         Federal Income Tax Consequences

      A director granted shares of restricted stock is not required to include the value of such shares in income until the first time such director's rights in the shares are transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier, unless such director timely files an election under Internal Revenue Code Section 83(b) to be taxed on the receipt of the shares. In either case, the amount of such income will be equal to the fair market value of the stock at the time the income is recognized. The Company generally will be entitled to a deduction, in the amount of the ordinary income recognized by the director, for the Company's taxable year in which the director recognizes such income.

                                   Plan Awards

      No awards have been made under the Plan. If the Plan is approved by Shareholders, awards will be made as follows:

           Director            Number of Shares            Dollar Amount*
           Z. Baird                   500                     $10,437
           M.K. Brown                 500                      10,437
           W.E. Butler                500                      10,437
           E.J. Campbell              500                      10,437
           R.D. Neary                 500                      10,437
           Total                    2,500                     $52,187
           _____________________
           *Based on the June 10, 1996, price of the common stock of $20.875.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE 1995 DIRECTORS STOCK OPTION PLAN AMENDMENTS. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS OTHERWISE SPECIFIED. A MAJORITY OF THE VOTES CAST IS REQUIRED FOR ADOPTION OF THE AMENDMENTS. ABSTENTIONS AND BROKER NONVOTES WILL NOT BE COUNTED AS VOTES CAST.


                                AGENDA ITEM NO. 4
                             APPOINTMENT OF AUDITORS

      The Board of Directors, acting upon the recommendation of its Audit Committee, has appointed the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 31, 1997, subject to ratification by the Shareholders at the Annual Meeting. This firm has acted in this capacity since 1968. Representatives of Ernst & Young LLP will be present at the meeting with the opportunity to make statements and be available to respond to appropriate questions.


                                  OTHER MATTERS

      The Board of Directors does not intend to present at the meeting any matters other than those hereinbefore mentioned, and does not know of any other matters to be presented. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgment on such matters.












                         SHAREHOLDER PROPOSALS FOR 1997

      Proposals intended to be presented by Shareholders at the 1997 Annual Meeting must be received for inclusion in the proxy statement for that meeting by February 28, 1997.



                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    DENNIS HAINES
                                    General Counsel and Secretary
                                    Erie, Pennsylvania
                                    June 27, 1996







































                                    EXHIBIT A

                            1996 EMPLOYEE STOCK PLAN

                               Section 1.  Purpose

     The purpose of the Plan is to promote the long-term interests of the Company by: (i) providing incentive compensation to executives and other key Employees who contribute to the growth and success of the Company and its Subsidiaries; (ii) attracting and retaining executives and other key Employees of outstanding ability; and (iii) further aligning the interests of such individuals with the interests of the Company's shareholders.

                             Section 2.  Definitions

     The following terms, as used herein, shall have the meaning specified:

     a.   "Award" means an award granted pursuant to Section 4.

     b. "Award Agreement" means an agreement described in Section 6 entered into between the Company and a Participant, setting forth the terms and conditions applicable to the award granted to the Participant.

     c. "Board of Directors" means the Board of Directors of the Company as it may be comprised from time to time.

     d. "Cause" means (i) a felony conviction of an Employee; (ii) the commission by an Employee of an act of fraud or embezzlement against the Company and/or a Subsidiary; (iii) the Employee's willful misconduct or gross negligence materially detrimental to the Company and/or a Subsidiary; (iv) the Employee's failure to perform his duties and responsibilities in accordance with the standards and criteria established by the Company therefor and communicated to the Employee; (v) the Employee's wrongful dissemination or use of confidential or proprietary information of the Company and/or Subsidiary or of confidential or proprietary information of a third party in breach of a contractual or other obligation of the Company and/or Subsidiary; or (vi) the intentional and habitual neglect by the Employee of his duties to the Company and/or a Subsidiary.

     e.   "Change in Control" means Change in Control as defined in Section 10.

     f. "Code" means the Internal Revenue Code of 1986, and any successor statute, as it or they may be amended from time to time.

     g.   "Committee" means the Committee as defined in Section 8.

     h. "Common Stock" means shares of common stock of the Company, $.50 par value, or any security of the Company issued in substitution, exchange or in lieu thereof.

     i.   "Company" means Zurn Industries, Inc., and any successor company.

     j. "Covered Employee" means a covered employee within the meaning of Code section 162(m)(3).

     k. "Disability" means (i) total disability within the meaning of the Company's long-term disability plan as an in effect from time to time or (ii) if there is no such plan at the applicable time, physical or mental incapacity as determined solely by the Committee.

     l.   "Effective Date" means the Effective Date as defined in Section
          11(k).

     m. "Employee" means officers, executives and other key employees of the Company or a Subsidiary.

     n. "Exchange Act" means the Securities Exchange Act of 1934, and any successor statute, as it or they may be amended from time to time.

     o. "Fair Market Value" means the closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape for the relevant date, or if no sale of such Common Stock is reported for such date, the next preceding day for which there is a reported sale.

     p. "Insider" means any person who is subject to Section 16 of the Exchange Act, and any successor statutory provision, as it or they may be amended from time to time.

     q.   "Participant" means any Employee who has been granted an award.

     r.   "Plan" means this 1996 Employee Stock Plan.

     s. "Retirement" means retirement at or after age 65 or, with the advance consent of the Committee, before age 65.

     t. "Subsidiary" means any company in which the Company, directly or indirectly, controls fifty percent (50%) or more of the total combined voting power of all classes of such company's common stock.

     u. "Ten-Percent Shareholder" means any person who owns, directly or indirectly, on the relevant date securities having ten percent (10%) or more of the combined voting power of all classes of the Company's securities or the securities of its parent or subsidiaries. For purposes of determining the foregoing ten percent (10%), the rules of Code section 425(d) shall apply.

                             Section 3.  Eligibility

      Persons eligible for awards shall be Employees who contribute to the growth and success of the Company and/or its Subsidiaries as the Committee may in its sole discretion determine.



                           Section 4.  Employee Awards

      The Committee may grant Employees any of the following types of awards, either singly, in tandem, or in combination with other types of awards, as the Committee may in its sole discretion determine:

      a. Nonqualified Stock Options. A Nonqualified Stock Option is an option to purchase a specific number of shares of Common Stock exercisable at such time or times six months after the grant date, and during such specified time not to exceed ten years, as the Committee may determine, at a price not less than one hundred percent (100%) of the fair market value of the Common Stock on the date that the option is granted. The purchase price of the Common Stock subject to the option may be paid in cash, by the tender of Common Stock which has been owned for more than six months (the value of such Common Stock shall be its Fair Market Value on the date of exercise), or through a combination of Common Stock and cash, or through such other means as the Committee determines are consistent with the Plan's purpose and applicable law. No fractional shares of Common Stock will be issued or accepted.

      b. Incentive Stock Options. An Incentive Stock Option is an award in the form of an option to purchase a specified number of shares of Common Stock that complies with the requirements of Code section 422, which option shall, subject to the following provisions, be exercisable at such time or times, and during such specified time, as the Committee may determine. For the purposes of the plan, the term Incentive Stock Option includes any option to purchase Common Stock that is granted pursuant to any other plan of the Company or its Subsidiaries that complies with Code section 422.

            i. The aggregate Fair Market Value (determined at the time of the grant of the award) of the shares of Common Stock subject to Incentive Stock Options which are exercisable by one person for the first time during a particular calendar year shall not exceed $100,000.

            ii. No Incentive Stock Option may be granted under the Plan on or after the third anniversary of the effective date of the Plan.

            iii.  No Incentive Stock Option may be exercisable more than:

                  A) in the case of an Employee who is not a Ten-Percent Shareholder on the date that the option is granted, ten years after the date the option is granted; and

                  B) in the case of an Employee who is a Ten-Percent Shareholder on the date the option is granted, five years after the date the option is granted.



            iv. The exercise price of any Incentive Stock Option shall not be less than:

                  A) in the case of an Employee who is not a Ten-Percent Shareholder on the date that the option is granted, the Fair Market Value of the Common Stock subject to the option on such date; and

                  B) in the case of an Employee who is a Ten-Percent Shareholder on the date that the option is granted, one hundred ten percent of the Fair Market Value of the Common Stock subject to the option on such date.

            v. The Committee may provide that the option price under an Incentive Stock Option may be paid by one or more of the methods available for paying the option price of a Nonqualified Stock Option.

      c. Stock Equivalent Units. A Stock Equivalent Unit is an award based on the Fair Market Value of one share of Common Stock. All or part of any Stock Equivalent Units award may be subject to conditions and restrictions established by the Committee, including, but not limited to, achievement of specific business objectives, and other measurements of individual, business unit, Company or Subsidiary performance, including, but not limited to, earnings per share, net after-tax income, total shareholder return, cash flow, return on shareholders' equity, and cumulative return on net assets. Without limiting the generality of the foregoing, it is intended that the Committee, as and to the extent it deems advisable to ensure that payments are deductible by the Corporation for federal income tax purposes by reason of Code section 162(m), shall establish performance goals applicable to Stock Equivalent Units granted to Participants who, in the judgment of the Committee, may be Covered Employees in such manner as shall permit payments with respect thereto to qualify as "performance-based compensation" as described in section 162(m)(4)(C) of the Code. The Committee also may provide for automatic awards of additional Stock Equivalent Units on each date that dividends are paid on the Common Stock in an amount equal to (i) the product of the dividend per share on the Common Stock times the total number of Stock Equivalent Units held by the Participant as of the record date with respect to such dividend, divided by (ii) the Fair Market Value of the Common Stock on the dividend payment date. Stock Equivalent Units may be settled in Common Stock or cash or both.

      d. Performance Units. A Performance Unit is an award denominated in cash, the amount of which may be based on the achievement of specific business objectives, and other measures of individual, business unit, Company or Subsidiary performance over a specified period of time including, but not limited to, earnings per share, net after-tax income, total shareholder return, cash flow, return on shareholders' equity, and cumulative return on net assets.

            Without limiting the generality of the foregoing, it is intended that the Committee, as and to the extent it deems advisable to ensure that payments are deductible by the Corporation for federal income tax purposes by reason of Code section 162(m), shall establish performance goals applicable to Performance Units granted to Participants who, in the judgment of the Committee, may be Covered Employees in such a manner as shall permit payments with respect thereto to qualify as "performance-based compensation" as described in section 162(m)(4)(C) of the Code and that the maximum amount of such compensation that may be paid to any one Participant with respect to any one year shall be $300,000. Performance Units may be settled in Common Stock or cash or both.

      e. Annual Incentive Stock Awards. The Committee may from time to time grant Common Stock to Insiders in settlement of awards under the Company's annual incentive plan.

             Section 5.  Shares of Common Stock Available Under Plan

      a. Subject to the adjustment provisions of Section 9, the number of shares of Common Stock with respect to which awards may be granted under the Plan shall not exceed 500,000 shares. No single Participant shall receive awards (i) in the form of options, whether Nonqualified Stock Options or Incentive Stock Options, with respect to more than 125,000 of the shares of Common Stock available under the Plan in any twelve-month period, (ii) in the form of Stock Equivalent Units, with respect to more than 15,000 shares of Common Stock in any twelve-month period, and (iii) pursuant to Section 4(e), for more than 30,000 shares of Common Stock in any twelve-month period.

      b. Shares of Common Stock with respect to the unexercised or undistributed portion of any terminated or forfeited award and shares of Common Stock tendered in payment of the purchase price of the Common Stock subject to option shall be available for further awards in addition to the 500,000 shares of Common Stock available under Section 5(a). Additional rules for determining the number of shares of Common Stock granted under the Plan may be adopted by the Committee as it deems necessary and appropriate.

      c. The Common Stock that may be issued pursuant to an award under the Plan may be treasury or authorized but unissued Common Stock, or Common Stock may be acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the Plan.

                          Section 6.  Award Agreements

      Each award under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the number of shares of Common Stock, Stock Equivalent Units, and/or Performance Units subject to the award and shall include the terms set forth below and such other terms and conditions

applicable to the award, as determined by the Committee, not inconsistent with the terms of the Plan, including but not limited to the term of the award, vesting provisions, any other restrictions or conditions (including performance requirements) on the award and the method by which restrictions or conditions lapse, provisions permitting the surrender of outstanding awards or securities held by the Participant in order to exercise or realize rights under other awards, or in exchange for the grant of new awards under similar or different terms, the effect on the award of a Change in Control of the Company, the price, amount or value of awards, and the terms, if any, pursuant to which a Participant may elect to defer the receipt of cash or Common Stock under an award. In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

      a. Nonassignability. Except as and to the extent otherwise determined by the Committee, a provision that no award shall be assignable or transferable except by will or by the laws of descent and distribution and that, during the lifetime of a participant, the award shall be exercised only by such Participant or by his or her guardian or legal representative.

      b.    Termination of Service.

            i. A provision describing the treatment of an award in the event of the Retirement, Disability, death or other termination of a Participant's service with the Company or a Subsidiary, including but not limited to terms relating to the vesting, time for exercise, forfeiture or cancellation of an award in such circumstances.

            ii. A provision that for purposes of the Plan, (A) a transfer of an Employee from the Company to a Subsidiary or affiliate of the Company, whether or not incorporated, or visa versa, or from one Subsidiary or affiliate of the Company to another, and (B) a leave of absence, duly authorized in writing by the Company, shall not be deemed a termination of service.

            iii. A provision stating that in the event an Participant's service is terminated for Cause, anything else in the Plan or the Award Agreement to the contrary notwithstanding, all unvested awards granted to such Participant and all unexercised options held by such Participant, whether vested or unvested, shall immediately terminate and be forfeited.

      c. Rights as a Shareholder. A provision stating that a Participant shall have no rights as a shareholder with respect to any Common Stock covered by an award until the date the Participant becomes the holder of record thereof. Except as provided in Section 9, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires or permits such adjustment.

      d. Withholding. A provision requiring the withholding of applicable taxes required by law from or with respect to all awards. A

            participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Common Stock may be deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of shares of Common Stock to be deducted shall be determined with reference to the Fair Market Value of the Common Stock when the withholding is required to be made.

      e. Execution. A provision stating that no award is enforceable until the Award Agreement has been signed by the Participant and the Company. By executing the Award Agreement, a Participant shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board of Directors or their delegates.

      f. Holding Period. To the extent necessary to satisfy the applicable requirements of rule 16b-3 under the Exchange Act, in the case of an award to an Insider of: (i) an equity security, a provision stating (or the effect of which is to require) that such security must be held for at least six months (or such longer period as the Committee it its discretion specifies) from the date of acquisition; or (ii) a derivative security with a fixed exercise price within the meaning of Section 16 of the Exchange Act, a provision stating (or the effect of which is to require) that at least six months (or such longer period as the Committee in its discretion specifies) must elapse from the date of acquisition of such derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

      g. Treatment of Options. Each award of an option shall state whether it will or will not be treated as an Incentive Stock Option.

                      Section 7.  Amendment and Termination

      The Board of Directors may at any time amend or terminate the Plan, in whole or in part, or amend any or all Award Agreements under the Plan to the extent permitted by law, but no such action shall impair the rights of any holder of an award without the holder's consent, except to preserve the Plan's qualification as a safe harbor plan under Section 16 of the Exchange Act.

                           Section 8.  Administration

      a. The Plan and all awards shall be administered by a Committee of the Board of Directors, which Committee shall consist of not less than three (3) members of the Board of Directors and shall be constituted so as to permit the Plan to comply with the administration requirements of rule 16b-3(c)(2)(I) of the Exchange Act and Code section 162(m)(4)(C). The members of the Committee shall be designated by the Board of Directors. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.



      b. The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan. The actions and determinations of the Committee on all matters relating to the Plan and any awards will be final and conclusive. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among Employees who receive, or who are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

      c. The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of the Plan. The Committee may delegate to the officers or employees of the Company and its Subsidiaries the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or awards thereunder as these relate to Insiders or Covered Employees, including but not limited to decisions regarding the timing, eligibility, pricing, amount or other material terms of such awards.

      d. The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

      e. The Company shall pay all reasonable expenses of administering the Plan, including, but not limited to, the payment of professional fees.

      f. It is the intent of the Company that the Plan and awards thereunder satisfy, and be interpreted in a manner that satisfy, in the case of Participants who are or may be Insiders, the applicable requirements of rule 16b-3 of the Exchange Act, so that such persons will be entitled to the benefits of rule 16b-3, or other exemptive rules under section 16 of the Exchange Act, and will not be subjected to avoidable liability thereunder. If any provision of the Plan or of any award would otherwise frustrate or conflict with the intent expressed in this Section, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Insiders.



                        Section 9.  Adjustment Provisions

      If there shall occur any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger combination, consolidation, or other reorganization or any extraordinary dividend or other extraordinary distribution in respect of the Common Stock (whether in the form of cash, Common Stock or other property), or any split-up, spin-off, extraordinary redemption, or exchange of outstanding Common Stock, or there shall occur any other similar corporate transaction or event in respect of the Common Stock, or a sale of substantially all the assets of the Company, then the Committee shall, in the manner and to the extent, if any, as it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, and taking into consideration the effect of the event on the holders of the Common Stock proportionately adjust any or all of: (a) the number and type of shares of Common Stock and Stock Equivalent Units which thereafter may be made the subject of awards (including the specific maximums and numbers of shares of Common Stock or Stock Equivalent Units set forth elsewhere in the
Plan); (b) the number and type of shares of Common Stock, other property, Stock Equivalent Units or cash subject to any or all outstanding awards; (c) the grant, purchase or exercise price, or conversion ratio of any or all outstanding awards, or of the Common Stock, other property or Stock Equivalent Units underlying the awards; (d) the securities, cash or other property deliverable upon exercise or conversion of any or all outstanding awards; (e) subject to Sections 4(c) and (d), the performance targets or standards applicable to any outstanding performance-based awards; or (f) any other terms as are affected by the event.

      Notwithstanding the foregoing, in the case of an Incentive Stock Option, no adjustment shall be made which would cause the Plan to violate section 424(a) of the Code or any successor provisions thereto, without the written consent of the Participant adversely affected thereby. The Committee may act prior to an event described in this Section (including at the time of an award by means of more specific provisions in the Award Agreement) if deemed necessary or appropriate to permit the Participant to realize the benefits intended to be conveyed by an award in respect of the Common Stock.

                         Section 10.  Change in Control

      a. In the event of a Change in Control, in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion, take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants:

            i. accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding awards made pursuant to the Plan;

            ii. offer to purchase any outstanding awards made pursuant to the Plan from the holder for their equivalent cash value, as determined by the Committee, as of the date of the Change in Control; or

            iii. make adjustments or modifications to outstanding awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such Change in Control.

            Any such action approved by the Committee shall be conclusive and binding on the Company and all participants.

      b. A Change in Control shall be deemed to occur if (i) any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange
            Act) other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any Company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becomes the "beneficial owner" (as defined in rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years (not including any period prior to the grant of an option or award), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i), (iii) or
            (iv) of this paragraph) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority thereof, (iii) the shareholders of the Company approve (A) a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as herein above defined) acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all of substantially all of the Company's assets.

                           Section 11.  Miscellaneous

      a. Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company or a Subsidiary from making any award or payment to any person under any other plan,

            arrangement or understanding, whether now existing or hereafter in effect.

      b. Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any amount is made available under the Plan, payments shall be made accordingly. Any such payment shall be a complete discharge of the liability hereunder.

      c. Unfunded Plan. The Plan shall be unfunded. No provision of the Plan or any Award Agreement shall require the Company or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or a Subsidiary.

      d. Limits of Liability. Any liability of the Company or a Subsidiary to any Participant with respect to an award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company or its Subsidiaries, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

      e. Rights of Employees. Status as an eligible Employee shall not be construed as a commitment that any award shall be made under the Plan to such Employee or to Employees generally. Nothing contained in the Plan or in any Award Agreement shall confer upon any Employee any right to continue in the service of the Company or a Subsidiary.

      f. Section Headings. The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.

      g. Gender, Etc. In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine or feminine, and the singular shall include the plural unless the context clearly indicates otherwise.

      h. Validity. If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision shall be reformed so that it is valid, and such invalidity or unenforceability shall not affect any other provision or part thereof.

      i.    Applicable Law. The Plan, the Award Agreements and all actions taken

            hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without regard to the conflict of law principles thereof.

      j. Compliance with Laws. Notwithstanding anything contained herein or in any Award Agreement to the contrary, the Company shall not be required to sell or issue shares of Common Stock hereunder or thereunder if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange; and, as a condition of any sale or issuance, the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable to assure compliance with any such law or regulation.

      k. Effective Date and Term. The Plan was adopted by the Board of Directors effective as of August 5, 1996, subject to approval by the Company's shareholders. The Plan shall remain in effect until all awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreements, provided that awards under the Plan may only be granted within three years from the effective date.































                                    EXHIBIT B

                  AMENDMENT TO 1995 DIRECTORS STOCK OPTION PLAN

      The 1995 Directors Stock Option Plan is amended as of August 5, 1996 by adding the following provisions:

VIII. Restricted Stock Awards

      On the first business day after the Annual Meeting of Shareholders at which this provision is approved by Shareholders, and on the first business day after each subsequent Annual Meeting of Shareholders, an award of 500 shares of the Company's Common Stock shall be automatically awarded to each individual who is a nonemployee member of the Company's Board of Directors on such date.

      As promptly as practical thereafter, the Company shall issue certificates ("Certificates"), registered in the name of each participant receiving an award, representing the number of shares of Common Stock covered by the award. The Common Stock shall have the rights and be subject to the restrictions and other terms and conditions of the Plan. Upon issuance of the Certificates, the participants in whose names they are registered shall, subject to the restrictions of the Plan, have all of the rights of a Shareholder with respect to such Common Stock, including the right to vote the Common Stock and receive dividends and other distributions thereon.

      The Common Stock shall be subject to the restrictions of the Plan for a period ("Restricted Period") of five years or, if earlier, until the first to occur of the events set forth below; provided, however, the restrictions shall remain in effect for not less than six months from the date of the awards.

      a. The Director attains age 65 and completes five years of service as a Director including service prior to the date of the award;

      b. The Director's service on the Board terminates as a result of not being nominated for re-election by the Board, but not as a result of the Director's declining to serve again;

      c. The Director's service on the Board terminates because the Director, although nominated for re-election by the Board, is not re-elected;

      d.    The Director is unable to serve because of disability;

      e.    The Director dies; or

      f.    The occurrence of a Change in Control.

      If the date that a Director's service on the Board terminates is before the end of the Restricted Period with respect to an award of shares of


      Common Stock, the Director shall forfeit and return to the Company all such Common Stock. If a Director's date of termination is at or after the end of the Restricted Period, the Director shall receive, free and clear of the restrictions of the Plan, all such Common Stock.

      The Common Stock shall be subject to the following restrictions during the Restricted Period:

      a. The Common Stock shall be subject to forfeiture to the Company as provided in the Plan.

      b. The Common Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and neither the right to receive Common Stock nor any interest under the Plan may be assigned by a Director, and any attempted assignment shall be void.

      c. The Certificates shall be held by the Company and shall, at the option of the Company, bear an appropriate restrictive legend and be subject to appropriate stop transfer orders. The Director shall deliver to the Company a stock power endorsed in blank to the Company.

      d. Any additional Common Stock or other property (other than cash) that may be issued with respect to Common Stock awarded under the Plan as a result of any stock dividend, stock split, business combination or other event, shall be subject to the restrictions and other terms and conditions of the Plan.

      e. A Director shall not be entitled to receive any Common Stock prior to the completion of any registration or qualification of the Common Stock under any federal or state law or governmental rule or regulation that the Company, in its sole discretion, determines to be necessary or advisable.


IX.   Administrative Changes

      Notwithstanding the above, the number of shares of Common Stock to be awarded to nonemployee Directors pursuant to the Plan and when and under what circumstances each award will be granted shall not be amended more than once every six months other than to conform with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.










                              ZURN INDUSTRIES, INC.
                    Proxy Solicited by the Board of Directors

P The undersigned appoints Robert R. Womack and Dennis Haines, or either of them, as proxies to vote in their discretion, all shares of the undersigned
R as fully as the undersigned could do if personally present at the Annual Meeting of Stockholders to be held at the Pittsburgh Airport Marriott Hotel,
O Coraopolis, Pennsylvania, on August 2, 1996, at 9:30 a.m. and at any adjournment thereof, on all matters coming before said meeting. Shares
X  represented by this Proxy will be voted as designated.

Y  Directors Recommend a Vote For:                     (change of address)

   For a term of three years:                       ________________________
   Zoe Baird and William E. Butler                  ________________________
                                                    ________________________
                                                    ________________________
                                                    (If you have written in the
                                                    above space, please mark
                                                    the corresponding box on
                                                    the reverse side of this
                                                    card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.
                                                                   ___________
                                                                  [See Reverse]
                                                                  [    Side   ]
                                                                  [___________]

 _____
[     ] Please mark your             SHARES IN YOUR NAME   REINVESTMENT SHARES
[  X  ] votes as in this
[_____] example.




                  FOR   WITHHELD                       FOR   AGAINST  ABSTAIN
1. Election of    ____    ____   2. Adoption of 1996   ____    ____     ____
   Directors     [    ]  [    ]     Stock Employee    [    ]  [    ]   [    ]
   (see reverse) [____]  [____]     Plan              [____]  [____]   [____]

For, except vote withheld from   3. Adoption of        ____    ____     ____
the following nominee(s):           amendments to     [    ]  [    ]   [    ]
                                    1995 Director     [____]  [____]   [____]
______________________________      Stock Option Plan
                                                       ____    ____     ____
                                 4. Ratify appoint-   [    ]  [    ]   [    ]
                                    ment of auditors  [____]  [____]   [____]


                                                            Change      ____
                                                              of       [    ]
                                                            Address    [____]

                                                 PLEASE DATE, SIGN, AND RETURN
                                                 IN THE ENCLOSED ENVELOPE --
                                                 NO POSTAGE NECESSARY


SIGNATURES(S) __________________________________________    DATE______________

SIGNATURES(S) __________________________________________    DATE______________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.